UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 30, 2009

WEST COAST BANCORP
(Exact name of registrant as specified in charter)

Oregon
(State or other jurisdiction of incorporation)

0-10997
(SEC File Number)

93-0810577
(IRS Employer Identification No.)

5335 Meadows Road, Suite 201
Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(503) 684-0884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 30, 2009, West Coast Bank (the “Bank”), the wholly owned banking subsidiary of West Coast Bancorp, an Oregon corporation (the "Company"), entered into a Bulk Purchase and Sale Agreement (the “Sale Agreement”) with S-Cap 09-5080, LLC (the "Purchaser"), a Delaware limited liability company affiliated with Sierra Capital Investment Partners, pursuant to which the Bank sold to the Purchaser 69 residential properties held in the Bank's portfolio of foreclosed real estate (also known as other real estate owned or OREO) for a total purchase price of $12,671,000.  The properties consisted of completed residences.

Under the Sale Agreement, the properties were sold by the Bank as is, except that the Bank has 30 days from the closing date to deliver a title policy to the Purchaser insuring marketable title to each of the purchased properties. In the event it fails to do so with respect to any of the included properties, the Bank will be required to repurchase the property at the purchase price applicable to the property, as agreed by the parties and set forth in the Sale Agreement, following 15 days notice from the Purchaser. During the 15-day notice period, the Bank will continue to have the right to deliver title insurance.

The Bank has agreed to pay the costs of title insurance and one-half of all escrow fees and costs and has agreed to indemnify the Purchaser against any mechanics liens stemming from the period prior to sale. Purchaser has agreed to indemnify and hold the Bank harmless from any claims in favor of third parties on account of damage or injury arising during the period properties are owned by the Purchaser or any claim of liability arising out of the condition of the properties.

The Bank sold the properties as part of its continuing efforts to reduce nonperforming assets and to take advantage of recent tax law changes extending the carry back period for net operating losses.

This description of the Sale Agreement is a summary and does not purport to be a complete description of all terms and is qualified in its entirety by reference to the Sale Agreement attached to this report as Exhibit 10.1.

Item 8.01. Other Events.

The Company's Board of Directors approved January 19, 2010, as the record date for its previously announced rights offering.

A registration statement relating to securities to be offered in the rights offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This report does not constitute an offer to sell or the solicitation of an offer to buy and there will be no sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. When available, copies of the prospectus relating to these securities may be obtained by contacting West Coast Bancorp, Attn: Investor Relations, 5335 Meadows Road – Suite 201, Lake Oswego, Oregon 97035 or via email at laneg@wcb.com.

Rights offering materials, including a prospectus and other items necessary to exercise the rights, will be mailed to shareholders following the time when the registration statement is declared effective by the SEC. The prospectus will contain important information about the rights offering, including with respect to the exercise period of the rights. Shareholders are urged to read the prospectus carefully when available.

Forward-looking Statements

Statements in this Form 8-K regarding future events, performance or results are "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA.  Actual results could be different from those expressed or implied by the forward-looking statements.  Do not unduly rely on forward-looking statements.  They give expectations about the future and are not guarantees.  In particular, the Company may face unexpected difficulties obtaining policies of title insurance on the properties sold to the Purchaser.  In addition, the Company may not decide to pursue the rights offering on the terms proposed, if at all, and, even if it does pursue it, the rights offering may not be consummated. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.  A number of factors could cause events or results to differ significantly from our current expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Item 9.01.        Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Bulk Purchase and Sale Agreement, dated effective as of December 30, 2009, by and between the Bank and the Purchaser, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP

Dated: January 7, 2010	By:	/s/ Richard R. Rasmussen
Richard R. Rasmussen
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Bulk Purchase and Sale Agreement, dated December 30, 2009, by and between the Bank and the Purchaser, as amended.